Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Equine Nutraceuticals, Inc. (the
"Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I,
Marianne Sun, Chief Executive Officer, Principal Financial Officer and
Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Marianne Sun
    Marianne Sun
    Chief Executive Officer, Principal Financial Officer and
    Principal Accounting Officer

July 3, 2003